SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

June 15, 2014

(Date of Report)

CAERVISION GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

3440 NE 192nd Street, Suite 5F, Aventura, Florida, 33180

(Address of principal executive offices)

Registrant's telephone number, including area code: (305) 747-7647

1629 Warwick Ave., Warwick, RI 02889

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Closing Of Share Exchange Agreement

On June 12, 2015, the Registrant, CaerVision Holdings, Inc., a Nevada corporation (“CaerVision”), consummated a Share Exchange with Amgentech, Inc. (“Amgentech”), a Florida corporation.  Under the terms of the Share Exchange, the holders of AMGENTECH received 75,000,000 shares of CaerVision that had been previously issued to third parties in exchange for 100% of the issued and outstanding capital of AMGENTECH.  A copy of the Share Exchange Agreement is attached hereto as Exhibit 2.01.  It is the intention of management of CaerVision that this transaction be treated as a “reverse merger” with AMGENTECH treated as the successor issuer to CaerVision for SEC reporting and accounting purposes.

The Registrant has filed an Amendment to the Articles of Incorporation changing the name of the company to Telocuba, Inc.

ITEM 5.01

CHANGE IN CONTROL OF REGISTRANT

Under the terms of the Share Exchange detailed in Item 2.01, control of the Company was transferred to the previous shareholders of AMGENTECH and are held by William Sanchez, who now controls 80,000,000 shares of the Company’s common stock, representing approximately 60% of the total issued and outstanding common stock.  Mr. Sanchez holds no additional shares of Registrant.

ITEM 5.02

CHANGE IN OFFICERS AND DIRECTORS

Under the terms of the Share Exchange detailed in Item 2.01, the shareholders of AMGENTECH were permitted to nominate representatives to serve on the Board of Directors to fill the seats vacated by prior directors.  Accordingly, Erwin Vahlsing, Jr. resigned as an officer and director concurrent with the appointment of the following individuals to the Board of Directors and to serve in the capacities indicated until the next annual meeting of shareholders:

William Sanchez – Chairman; President; Secretary; Director

Mr. Sanchez has over 23 years of experience in the Internet and telecommunications space. He has been involved as a systems engineer and architect during the inception of various nascent companies, such as SportsLine (http://www.sportsline.com), StarMedia (http://www.starmedia.com), SportsAdvisors (http://www.sportsadvisors.com), DLJDirect, which is now http://www.e-trade.com, AMGTEL (http://www.amgtel.com) and Tribune Interactive (http://www.tribuneinteractive.com). His career has spanned many companies, but his commitment has always been the same. 95% of the companies he helped start are still active. His core has always been process automation and infrastructure. For the last 15 years, he has been president of Amgentech, Inc. (http://www.amgentech.com) - a full service technology solutions company. At Amgentech, Mr. Sanchez was retained to create the technical process and procedures as well as the internet components of well over 20 companies that are still viable.

Registrant has not executed employment contracts with any of the above-named individuals.

ITEM 8.01

OTHER EVENTS

Concurrent with the change in control, the Company has relocated its office and changed its phone number as follows:

New Address:

3440 NE 192nd Street, Suite 5F,

Aventura, Florida, 33180

New Phone:

(305) 747-7647

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Registrant intends to file the audited financial statements of Amgentech, Inc. and pro-forma consolidated financial statements on Form 8-K 12(g) within 71 days of this filing.

Exhibit Number	Description

2.01	Share Exchange Agreement between CaerVision and Amgentech

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 15, 2015

CaerVision Global, Inc. By: /s/ Erwin Vahlsing Jr. Erwin Vahlsing Jr. Chief Executive Officer